As filed with the Securities and Exchange Commission on June 5,
1996.
                                        Registration No. 33-_____
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     SOVEREIGN BANCORP, INC.
     (Exact name of registrant as specified in its charter)

      Pennsylvania                       23-2453088
(State of Incorporation)    (I.R.S. Employer Identification No.)

                    1130 Berkshire Boulevard
                 Wyomissing, Pennsylvania  19610
                        (610) 320-8400
  (Address and telephone number of principal executive offices)

         Sovereign Bancorp, Inc. 1996 Stock Option Plan
                    (Full Title of the Plan)

                                   With a copy to:
Jay S. Sidhu                       B. Tyler Lincoln, Esquire
President and Chief Executive      Stevens & Lee
  Officer                          111 North Sixth Street
1130 Berkshire Boulevard           P.O. Box 679
Wyomissing, Pennsylvania  19610    Reading, Pennsylvania  19603
(610) 320-8400                     (610) 478-2000
____________________________
(Name, address and telephone
number of agent for service)

=================================================================
                 CALCULATION OF REGISTRATION FEE
=================================================================
                              Proposed    Proposed
                              Maximum     Maximum
   Title of       Amount      Offering   Aggregate     Amount of
Securities to      to be     Price Per    Offering   Registration
be Registered   Registered    Share(1)    Price(1)        Fee

Common Stock,    5,000,000     $10.50   $52,500,000   $18,103.45
 without par
 value
=================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Price per share represents the average of high and low sale prices for a share of Registrant's Common Stock on May 30, 1996.

                                        Page 1 of 49 pages.
                                     Exhibit Index on Page 8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (c) Registrant's Registration Statement on Form 8-A, dated August 7, 1989, pursuant to which the Registrant registered certain stock purchase rights under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as amended by Amendment No. 1 to Registrant's Registration Statement on Form 8-A, dated January 8, 1996.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the Plan have been passed upon for the Registrant by the law firm of Stevens &
Lee, P.C., Reading, Pennsylvania. Joseph E. Lewis, Esquire, a principal in Stevens & Lee, is a director of Sovereign Bank, F.S.B., the principal subsidiary of the Registrant. Certain attorneys at Stevens & Lee and members of their immediate families own or have investment discretion with respect to an aggregate of less than 213,000 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Registrant's bylaws provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Articles of Incorporation of Sovereign Bancorp, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1 of Sovereign's Annual Report on Form 10-K, for the year ended December 31, 1995.)

     4.2 Bylaws of Sovereign Bancorp, Inc. (Incorporated herein by reference to Exhibit 3.2 to Sovereign's Annual
          Report on Form 10-K, for the year ended December 31, 1993.)

     4.3 Rights Agreement, dated September 19, 1989, between Sovereign Bancorp, Inc. and Harris Trust Company of New York, as Rights Agent. (Incorporated by reference to Exhibit 4.3 to Sovereign's Registration Statement No. 33-89586 on Form 8-A.)

     4.4 Amendment to Rights Agreement, dated as of September 27, 1995, between Sovereign Bancorp, Inc. and
          Chemical Bank, as successor to Harris Trust Company, as
          Rights Agent. (Incorporated by reference to Exhibit 2.2 of Amendment No. 1 of Sovereign's
          Registration Statement No. 33-89586 on Form 8-A.)

     4.5  Sovereign Bancorp, Inc. 1996 Stock Option Plan.

     4.6  Stock Option Agreement for Incentive Stock Options.

     4.8  Stock Option Agreement for Nonqualified Stock Options.

     5.   Opinion of Stevens & Lee.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of BDO Seidman, LLP.

     23.3 Consent of Stevens & Lee. (Contained in Exhibit 5 of this Registration Statement.)

     24.  Power of Attorney of certain directors and officers
          (included on signature page).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on May 22, 1996.

                              SOVEREIGN BANCORP, INC.

                              By /s/Jay S. Sidhu
                              -----------------------------------
                                   Jay S. Sidhu, President
                                   and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Harenza, Esquire, Jay S. Sidhu, Karl D. Gerhart, and Lawrence M. Thompson, Jr., and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature                      Title

/s/ Howard D. Mackey        Director                 May 22, 1996
- -------------------------
Howard D. Mackey

/s/ Richard E. Mohn         Chairman and Director    May 22, 1996
- -------------------------
Richard E. Mohn

/s/ Rhoda S. Oberholtzer    Director                 May 22, 1996
- -------------------------
Rhoda S. Oberholtzer

/s/ Patrick J. Petrone      Director                 May 22, 1996
- -------------------------
Patrick J. Petrone

/s/ Daniel K. Rothermel     Director                 May 22, 1996
- -------------------------
Daniel K. Rothermel

/s/ Jay S. Sidhu            President, Chief         May 22, 1996
- -------------------------     Executive Officer and
Jay S. Sidhu                  Director (Principal
                              Executive Officer)

/s/ G. Arthur Weaver        Director                 May 22, 1996
- -------------------------
G. Arthur Weaver

/s/ Theodore Ziaylek, Jr.   Director                 May 22, 1996
- -------------------------
Theodore Ziaylek, Jr.

/s/ Karl D. Gerhart         Chief Financial Officer  May 22, 1996
- -------------------------    (Principal Financial
Karl D. Gerhart              Officer)
                          EXHIBIT INDEX

                                                    Page Number
                                                    in Manually
                                                       Signed
Exhibit                                               Original

4.1       Articles of Incorporation of Sovereign
          Bancorp, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1 of Sovereign's Annual Report on Form 10-K, for the year ended December 31, 1995.)

4.2       Bylaws of Sovereign Bancorp, Inc.
          (Incorporated herein by reference to
          Exhibit 3.2 of Sovereign's Annual Report on Form 10-K, for the year ended
          December 31, 1993.)

4.3       Rights Agreement, dated September 19,
          1989, between Sovereign Bancorp, Inc.
          and Harris Trust Company of New York,
          as Rights Agent.  (Incorporated by
          reference to the Registration Statement
          No. 33-89586 on Form 8-A of Sovereign
          Bancorp, Inc.)

4.4       Amendment to Rights Agreement, dated
          as of September 27, 1995, between
          Sovereign Bancorp, Inc. and Chemical
          Bank, as successor to Harris Trust
          Company, as Rights Agent. (Incorporated by reference to Exhibit 2.2 of Amendment
          No. 1 of Sovereign's Registration
          Statement No. 33-89586 on Form 8-A.)

4.5       Sovereign Bancorp, Inc. 1996 Stock
          Option Plan.                                    10

4.6       Stock Option Agreement for Incentive
          Stock Options.                                  29

4.7       Stock Option Agreement for Nonqualified
          Stock Options.                                  36

5.        Opinion of Stevens & Lee.                       43

23.1      Consent of Ernst & Young LLP.                   46

23.2      Consent of BDO Seidman, LLP.                    48

23.3      Consent of Stevens & Lee.  (Contained in
          Exhibit 5 of this Registration Statement.)

24.       Power of Attorney of certain directors
          and officers (included on signature page).